                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                              April 30, 2010

Van Kampen Real Estate Securities Fund
522 Fifth Avenue
New York, New York 10036


                  Re:  Post-Effective Amendment No. 24 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Real Estate Securities Fund (the "Registration Statement") (File Nos.
                       33-77800 and 811-8480)
                       ----------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Skadden, Arps, Slate,
                                                 Meagher & Flom LLP